REINSURANCE

                                    AGREEMENT

                            (effective April 1, 1993)



                                     Between



                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                               National Life Drive
                            Montpelier, Vermont 05604



                                       and





                                   FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                     (self-administered bordereau reporting)




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                                TABLE OF CONTENTS


                                                            Page

Table of Contents                                           i-iii

1. Parties to Agreement ....................................    1

2. YRT Reinsurance .........................................    1

3. Retention ...............................................    1

4.  Facultative Reinsurance ................................    1

5. Commencement of Facultative Resurance Coverage ..........    2

6. Basis of Reinsurance Amount and Reinsurance Premium Rates 2

    a. Life Reinsurance ....................................    2
    b. Preliminary Term Insurance ..........................    3
    c. Term Insurance Renewals .............................    3
    d. Flat Extra Premium ..................................    4
    e. Rates Not Guaranteed ................................    4

7. Cash Values or Loans ....................................    4

8. Payment of Reinsurance Premiums .........................    4

    a. Premium Due .........................................    4
    b. Failure to Pay Premiums .............................    4
    c. Premium Adjustment ..................................    4

9. Premium Tax Reimbursement and DAC Tax Agreement .........    4

10.Reports .................................................    4

11.YRT Reserves for Reinsurance ............................    5

12.Claims ..................................................    5

     a. Notice .............................................    5
     b. Proofs
                                                                5
     c. Amount and Payment of Benefits .....................    5
     d. Contested Claims ...................................    5
     e. Claim Expenses .....................................    5
     f. Extracontractual Damages ...........................    5

13.Misrepresentation, Suicide, and Misstatement ............    6

14.Policy Changes ..........................................    6

     a.Notice ..............................................    6
     b.Increases ...........................................    6
     c. Reduction or Termination ...........................    6
     d. Other Policy Changes, Conversions, Exchanges, Etc ..    6
     e. Extended Term  and Reduced Paid-Up Insurance .......    6

15.Reinstatements ..........................................    6

     a. Facultative Reinstatement ..........................    7
     b. Premium Adjustment .................................    7
     c. Nonforfeiture Reinsuarnce Termination ..............    7

16.Increase in Retention ...................................    7

     a. New Business .......................................    7
     b. Recapture ..........................................    7

17.Errors & Omissions ......................................    8

18.Insolvency ..............................................    8

19.Arbitration .............................................    8

     a. General ............................................    8
     b. Notice .............................................    8
     c. Procedure ..........................................    9
     d. Costs ..............................................    9

20.Good Faith;  Financial Solvency .........................    9

21.Term of This Agreement ..................................    9

22.Medical Information Bureau ..............................   10

23.Amendments ..............................................   10

24.Effective Date ..........................................   10

Listing of Schedules:

Schedule A

1. Facultative Business Reinsured 2. Facultative Retention Limits 3. Age Basis
4. Reporting Period 5. Recapture Period 6. Premium Taxes 7. DAC Tax Agreement

Schedule B - Reinsurance Premiums - Yearly Renewable Term Basis

1.       Life Insurance
2.       Facultative Rate Limit

    Schedule C - Information on Risks Reinsured

   Accounting Summary
   Policy Exhibit Summary
   Reserve Credit Summary

   Schedule D - Facultative Forms

   Application for Reinsurance Form
   Notification of Reinsurance Form

                                   FACULTATIVE

                            YRT REINSURANCE AGREEMENT


                            This Agreement is between

   NATIONAL LIFE INSURANCE COMPANY (CEDING COMPANY), Montpelier, Vermont 05604


                                       and

          Agrees to reinsurance certain portions of CEDING COMPANY's contract risks on the following terms and conditions:


1. PARTIES TO AGREEMENT. This Agreement is solely between and CEDING COMPANY. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between and any other person, for example, any insured, policyowner, agent, beneficiary, or assignee. CEDING COMPANY agrees that it will not make a party to any litigation between any such third party and CEDING COMPANY. CEDING COMPANY shall not use name with regard to CEDING COMPANY's agreements or transactions with these third parties unless gives prior written approval for the use of its name.


2. YRT REINSURANCE. This Agreement including the attached Schedules states the terms and conditions of facultative reinsurance which shall be on a yearly renewable term basis. This Agreement is applicable only to reinsurance of policies directly written by CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.


3. RETENTION. See Schedule A for facultative Retention Limits.

4. FACULTATIVE REINSURANCE. When CEDING COMPANY submits a policy application to for a facultative offer, the following items must be submitted:

a. A form substantially similar to    "Application for Reinsurance"
   form show in Schedule D.

b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by CEDING COMPANY regarding the insurability of the risk.

After receipt of CEDING COMPANY's application, will promptly examine the materials and notify CEDING COMPANY either of the terms and conditions of offer for facultative reinsurance or that no offer will be made. Offer expires 120 days after the offer is made, unless the written offer specifically states otherwise.

If CEDING COMPANY accepts        offer, then CEDING COMPANY shall note it's
acceptance in it's underwriting file.

5. COMMENCEMENT OF FACULTATAIVE REINSURANCE COVERAGE. Reinsurance coverage for any policy that is ceded facultatively under this Agreement shall being when CEDING COMPANY accepts offer.

6. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a. LIFE REINSURANCE. The amount reinsured on a policy is the policy's net amount at risk less CEDING COMPANY's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life or lives (for joint policies) is shown in Schedule A.

UNIVERSAL LIFE PLANS:

   For universal life policies the amount of reinsurance for any policy year is to be determined at the beginning of such year as the excess, if any, of the amount at risk over the retained risk. Once determined for a particular policy year, the amount of reinsurance shall be altered only if there is a policy change effected during that year.

   The net amount at risk for a particular policy is the death benefit less the accumulated value of the policy.

   The retained risk for a policy is determined at the original issue date of the policy as agreed in the reinsurance cession.

   ALL PLANS OTHER THAN UNIVERSAL LIFE:

   The portion of the policy reinsured (p) will be determined at issue as the reinsured face amount divided by the total face amount. The net amount at risk reinsured will be determined at issue for the first ten years as follows:

1. Calculate the net amount at risk reinsured for the first policy year as (p) x ((a) + (b) - (c)):

   (a) The first year death benefit of the policy;

   (b) The first year death benefit of any insurance provided by the adds rider;

   (c) The total projected cash value at the end of the first year, excluding any dividend payable only at the completion of the first year.

2. Calculate the projected net amount at risk reinsured for the tenth policy year as (p) x ((a) + (b) + (c) - (d)):

   (a) The tenth-year death benefit from the base policy;
   (b) The projected tenth-year death benefit from any insurance purchased by dividends (based on the continuation of CEDING COMPANY's current dividend scale);
   (c) The projected tenth-year death benefit from any life insurance rider (term, cost of living, or adds rider); (d) The total projected tenth-year cash value, excluding any dividend payable only at the completion of the tenth year.

3. The net amount at risk reinsured for the intervening years will be calculated using straight-line interpolation between the first year and the tenth-year net amount at risk reinsured values.

The net amount at risk reinsured will be recalculated at the end of each ten-year period (or at the time of any policy change) and projected for another ten-year period using the then-current dividend scale. Again straight-line interpolation will be used to calculate the net amount at risk reinsured for the intervening years.

The reinsurance premiums per $1000 reinsured are shown in Schedule B.

Whenever the amount of reinsurance on a policy under this Agreement reduces to $ 5,000 or less, the reinsurance will be wholly recaptured.

b. PRELIMINARY TERM INSURANCE. Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

c. TERM INSURANCE RENEWALS. Reinsurance premium rates for term renewals are calculated using the original issue age, duration since insurance of the original policy and the original underwriting classification.

   d. FLAT EXTRA PREMIUMS. If CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

   e. RATES NOT GUARANTEED. The reinsurance premium rates are not guaranteed. Reserves the right to change the rates at any time. If of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.


   7. CASH VALUES OR LOANS. This Agreement does not provide reinsurance for cash surrender values. Ind addition, will not participate in policy loans or other forms of indebtedness on reinsured business.


8. PAYMENT OF REINSURANCE PREMIUMS.

   a. PREMIUM DUE. Reinsurance premiums for each reinsurance cession are due annually, in advance. These premiums are due on the issue date, monies payable between and CEDING COMPANY may be netted to determine the payment due.

   b. FAILURE TO PAY PREMIUMS. If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in
       Section 17, the premiums will be considered in default and may terminate the reinsurance upon 30 days prior written notice. Will have no further liability as of the terminate date. CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date.

       CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

   c. PREMIUM ADJUSTMENT. If CEDING COMPANY overpays a reinsurance premium and accepts the overpayment, acceptance will not constitute or create a reinsurance liability or result in any additional reinsurance. Instead, will be liable to CEDING COMPANY for a credit in the amount of the overpayment. If a reinsured policy terminates, will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.


   9.  PREMIUM TAX REIMBURSEMENT AND DAC TAX AGREEMENT. See Schedule A.


   10. REPORTS. The reporting period is shown in Schedule A. For each reporting period, CEDING COMPANY will submit a statement to with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with premiums owed, policy exhibit activity, and an accounting summary. Annually, CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

   11. YRT RESERVES FOR REINSURANCE. The statutory reserve basis for yearly renewable term reinsurance will be shown on the reserve credit summary provided annually.


   12. CLAIMS.

   a.  NOTICE. CEDING COMPANY        will notify as soon as reasonably possible
       after it receives a claim request.

   b. PROOF. CEDING COMPANY will promptly provide with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by CEDING COMPANY.

   c. AMOUNT AND PAYMENT OF BENEFITS. As soon as receives proper claim notice and proof of the claim, will promptly pay the reinsurance benefits due CEDING COMPANY, CEDING COMPANY's contractual liability for claims is binding on The maximum benefit payable to CEDING COMPANY under each reinsured policy is the amount specifically reinsured with The total reinsurance in all companies on a policy shall not exceed CEDING COMPANY's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurances in proportion to their respective amounts of reinsurance prior to the reduction.

   d. CONTESTED CLAIMS. CEDING COMPANY will notify of it's intention to contest, compromise, or litigate a claim involving a reinsured policy. If CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, will share in the reduction in the proportion that net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. If should decline to participate in the contest, compromise, or litigation, will then release all of it's liability by paying CEDING COMPANY it's full share of reinsurance and not sharing in any subsequent reduction in liability.

   e. CLAIM EXPENSES. will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless has released it's liability, in which case will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including CEDING COMPANY's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that CEDING COMPANY admits are payable are not a claim expense under this Agreement.

   f. EXTRACONTRACTUAL DAMAGES. shall not be liable for and will not pay any amounts for CEDING COMPANY's extracontractual damages and related expenses and fees. Extracontractual damages include, for example, consequential, compensatory, exemplary, or punitive damages that CEDING COMPANY has to pay. They also include amounts in excess of policy limits CEDING COMPANY voluntarily pays in settlement of a dispute or claim.

   13. MISREPRESENTATION, SUICIDE, AND MISSTATEMENT. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by CEDING COMPANY under the policy rather than payment of policy benefits, will refund all of the reinsurance premiums paid for that policy to CEDING COMPANY. This refund will be in lieu of all other benefits under this Agreement. If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.



   14. POLICY CHANGES.

   a. NOTICE. If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. CEDING COMPANY will notify of the change in CEDING COMPANY's next accounting statement.

   b. INCREASES. If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase shall be automatically accepted by but not to exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

   c. REDUCTION OR TERMINATION. If life insurance on a reinsured policy is reduced or terminated, then reinsurance will be reduced proportionately on the same date of this change.

   d. OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC. Exchanges, term conversions or other changes in the insurance reinsured with where not fully underwritten as a new issue, will continue to be ceded to Reinsurance rates for these policies are shown in Schedule B. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

   e. EXTENDED TERM AND REDUCED PAID-UP INSURANCE. When a reinsured policy changes to extended term or reduced paid-up insurance, CEDING COMPANY will notify of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

15. REINSTATEMENTS.

   a. FACULTATIVE REINSTATEMENT. Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with as long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY.

   b. PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to SECURITY on the same basis as CEDING COMPANY charged its policyowner for the reinstatement.

   c. NONFORFEITURE REINSURANCE TERMINATION. If CEDING COMPANY has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

16. INCREASE IN RETENTION.

   a. NEW BUSINESS. If CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

   b. RECAPTURE. If CEDING COMPANY increases its retention limits, then it may, with 90 days written notice to reduce or recapture the reinsurance in force subject to the following requirements:

   i. A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

   ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

   iii.If more than one policy per life is eligible for recapture, then starting with the earliest policy issue date, the recapture will be in chronological order according to policy issue date.

   iv. Recapture of reinsurance will not be allowed on any policy for which CEDING COMPANY did not keep its maximum retention at issue.

   v. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

   vi. Recapture will not be on a basis that may result in any anti-selection against as it, in it's discretion, may determine.

   17. ERRORS AND OMISSIONS. If either or CEDING COMPANY fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

   18. INSOLVENCY. In the event of CEDING COMPANY's INSOLVENCY, liability for death or premium waiver claims on reinsured policies will continue to be insolvency. Will pay reinsurance benefits directly to CEDING COMPANY's liquidator, receiver, or statutory successor (Successor). Successor shall give written notice of a pending death or premium waiver claim against CEDING COMPANY on a reinsured policy within a reasonable time after the claim is filed in the solvency proceeding.

       While a death or premium waiver is pending, may investigate the claim and raise, at its own expenses and in CEDING COMPANY's name or that of Successor, any defenses which feels are available to CEDING COMPANY OR Successor. Subject to court approval, expenses for raising the defenses will be chargeable against CEDING COMPANY or Successor. This charge will be part of the expense of liquidation to the extent of the proportionate share of the benefit CEDING COMPANY or Successor receives solely as a result of the defense undertaken by When two or more reinsurers are involved in the same death or premium waiver claim and the majority elects to bring defenses to the claim, the expenses will be apportioned according to the terms of the reinsurance agreements the same as though CEDING COMPANY or Successor had the expense.

   19. ARBITRATION.

   a. GENERAL. All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industry. The arbitrators will consider this Agreement as an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from the following the strict rules of law.

   b. NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 30 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

   c. PROCEDURE. Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party or any of their reinsurances or affiliates. Each party will appoint on e arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator, who will be the umpire. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

   d. COSTS. Each party will pay the fees of its own attorneys and all other expenses connected with the presentation of its own case. The losing party will pay the cost of arbitration, including the fees of the arbitrators, unless the arbitrators decide otherwise.

   20. GOOD FAITH; FINANCIAL SOLVENCY. CEDING COMPANY agrees that all matters with respect to this Agreement require its utmost good faith. Or its representatives have the right at any reasonable time to inspect CEDING COMPANY's records relating to this Agreement.

       Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. has entered into this Agreement in reliance upon CEDING COMPANY's representations and warranties. CEDING COMPANY affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in CEDING COMPANY's ownership or control.

   21. TERM OF THIS AGREEMENT. CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. will continue to accept reinsurance during this 90 day period. Acceptance will be subject to both the terms of this Agreement and CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, becomes insolvent or financially impaired.

   22. MEDICAL INFORMATION BUREAU. Is required to strictly adhere to the Medical Information Bureau Rules, and CEDING COMPANAY agrees to abide by these Rules, as amended from time to time. CEDING COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to unless CEDING COMPANY has an authentic, signed preliminary or regular application for insurance in it's home office and the current required Medical Information Bureau authorization.

   23. AMENDMENTS. This Agreement, including the attached Schedules, may be amended only by a written agreement signed by both parties.

   24. EFFECTIVE DATE. The Effective Date of this Agreement is April 1,
       1993.

NATIONAL LIFE INSURANCE
COMPANY

By:
    --------------------------

Title:
     -------------------------

Date:
     -------------------------

                                   SCHEDULE A

1. FACULTATIVE BUSINESS REINSURED:

The policy and supplemental benefit forms facultatively reinsured are:

Single Life plans
First To Die plans
Second To Die plans

2. FACULTATIVE RETENTION LIMITS

There will be no minimum retention.

3. AGE BASIS:

"Age" is the length of time the insured has lived to the insured's

 X nearest birthday. ____ last birthday.

4. REPORTING PERIOD:
Reinsurance premiums, policy changes, and related statements must be submitted to every:

X month             quarter                year

5. RECAPTURE PERIOD:
For single life plans and first to die plans the minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years. For second to die plans the minimum number of years for a cession to be reinsured before it is eligible for recapture is 20 years.

6. PREMIUM TAXES Premium taxes are not reimbursable.

7. DAC TAX AGREEMENT

CEDING COMPANY and SECURITY, herein collectively called the "Parties" or singularly the "Party", agree to the following pursuant to Section 1.848-2(g)
(8) of the IRS Regulations issued December 1992:

    a. The Party with the net positive consideration for this Reinsurance Agreement will capitalize specified policy acquisition expenses without regard to the general deductions limitations of Section 848(c) (1).

    b. This election shall be effective for all taxable years for which this Agreement remains in effect.

In addition, the Parties agree to exchange information pertaining to the amount of net consideration as determined under Regulations 1.848-2(f) and 1.848-3 for this Agreement each year to insure consistency or as is otherwise required by the Internal Revenue Service. The exchange of information each year will follow the procedures set forth below:

    a. By May 1 of each year, CEDING COMPANY will submit a schedule to of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of CEDING COMPANY stating the amount of net consideration CEDING COMPANY will report in it's tax return for the preceding calendar year.

    b. Within thirty (30) days of receipt of CEDING COMPANY's calculation, may contest such calculation by providing an alternate calculation to CEDING COMPANY in writing. If does not notify CEDING COMPANY, will report the net consideration as determined by CEDING COMPANY in tax return for the preceding year.

    c. The Parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date CEDING COMPANY receives alternate calculation, if applicable. If CEDING COMPANY and Reinsurer reach agreement on the amount of net consideration, each Party shall report the applicable amount in their respective tax returns for the preceding year.

               represents and warrants that it is subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

                                   SCHEDULE B
               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1. LIFE INSURANCE

       a. Reinsurance Premiums

Single Life Policies

       The standard annual premiums per $1000 reinsured shall be as shown in the RPR rates attached to this Schedule B:

       However, for facultative excess issues the standard annual premiums per $1000 reinsured shall be following percentages of the RPR rates attached to this Schedule B:


       NS Preferred          NS Standard          Smoker
       ------------          -----------          ------

       Substandard reinsurance premiums shall be at the appropriate multiple of 100% of the RPR rates attached to this Schedule B.

       First To Die Policies

       The annual premiums per $1000 reinsured shall be X (above RPR single life rate for the first life + above RPR single life rate for the second life). The maxium reinsurance premium per $1000 reinsured shall be no more than

       Accelerated Benefits Rider (for Single Life and First to Die policies)

       There will be no reinsurance premium for this rider.            will
       always pay benefits in a lump sum, even if insured elects to have benefits paid out as an annuity.

       Policy Continuation Rider (for First to Die policies)
       The annual standard premiums per $1000 reinsured shall be the Survivor Purchase Option/Designated Second Life Rider rates attached to this Schedule B. After the option is elected the reinsurance premiums will be based on the surviving insured's original issue age and underwriting classification. If the second insured dies within 90 days of the death of the first insured, an additional death benefit is payable.

       Beneficiary Insurance Option Rider (for Single Life policies) The annual standard premiums per $1000 reinsured shall be following percentages of the Beneficiary Insurance Option rates attached to this Schedule B:

                Year              Percentage
                ------            -----------
                1
                2+

       After the option is elected reinsurance premiums will be based on the RPR rates attached to this Schedule B using point-in-scale rates based on the original issue age and underwriting classification.

       Flexible Term Rider (for Single Life, First to Die and Second to Die policies)

       Reinsurance premiums shall be the same as for the base plan.

       Adds Rider and Dividend Additions (for Single Life, First to Die and Second to Die policies)

       Reinsurance premiums shall be the same as for the base plan.

       Second To Die Policies
       Annual premiums per $1000 reinsured shall be the Last Survivor rates attached to this Schedule B, using the joint equivalent age and substandard maximum reinsurance premium per $1000 reinsured shall be no more than:

       For facultative excess issues, preferred nonsmoker premiums are determined by subtracting one year from the actual age used for the nonsmoker life in the joint equal age calculation and standard nonsmoker premiums are determined by adding one year to the actual age used for the nonsmoker life in the joint equal age calculation.

       b.Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

Permanent flat extra premiums (for more than 5 years duration)

                First year
                Renewal years

Temporary flat extra premiums (for 5 years or less duration)

                First year
                Renewal years

2. FACULTATIVE RATE LIMIT

       The life reinsurance rates in this Agreement can be used for facultative reinsurance up to the limits shown in the table below. If either limit would be exceeded, then the reinsurance rates will be mutually agreed upon.

       a. The total individual inforce and applied for in all companies does not exceed $25,000,000.

       b. The total amount reinsured with for the subject life (or either life for joint policies) does not exceed the following:

                            For Single Life Policies
                            ------------------------

ISSUE      STANDARD         TBL. 5            TBL. 9            TBL. 13
AGES       THRU TBL. 4      THRU TB. 8        THRU TBL. 12      THRU TBL. 16
------     ------------     ------------      ------------      ------------
0-65       $ 19,500,000     $ 15,600,000      $ 15,600,000      $ 11,700,000
66-70      $ 19,500,000     $ 15,600,000      $  7,800,000                 0
71-75      $ 19,500,000     $  7,800,000      $  7,800,000                 0
76-80      $  9,750,000                0                 0                 0

For joint policies, the maximum amount in the table above will be determined by the life which produces the smallest amount.

Second To Die Policies

ISSUE      STANDARD          TBL. 5           TBL. 9            TBL. 13
AGES       THRU TBL. 4       THRU TBL. 8      THRU TBL. 12      THRU TBL. 16
------     ------------     ------------      ------------      ------------
 0-65      $ 11,400,000     $  9,120,000      $  9,120,000      $  6,840,000
66-70      $ 11,400,000     $  9,120,000      $  6,840,000                 0
71-75      $ 11,400,000     $  6,840,000      $  4,560,000                 0
76-80      $  5,700,000                0                 0                 0

The maximum amount in the table above will be determined by the life which produces the smallest amount.

                                   SCHEDULE C

                         INFORMATION ON RISKS REINSURED

 1. Type of Transaction
 2. Effective Date of Transaction
 3. Automatic/Facultative Indicator
 4. Policy Number
 5. Full Name of Insured
 6. Date of Birth
 7. Sex
 8. Smoker/Nonsmoker
 9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. PW Rider (Yes or No)
24. Premiums

                                     SAMPLE

                               ACCOUNTING SUMMARY

CEDING COMPANY: __________________________________________________
                __________________________________________________
ACCOUNT NO:     __________________________________________________
PREPARED BY:    ___________________________  Phone:  (  ) ________
DATE PREPARED:  __________________________________________________

TYPE OF REINSURANCE:

         Yearly Renewable Term   _____
         Coinsurance             _____
         Modified Coinsurance    _____
         Other                   _____

VALUATION DATE: __________________

                      LIFE       WP         AD          TOTAL

Premiums
First Year          ________   ________   ________    ________
Renewal             ________   ________   ________    ________

Allowances
First Year          ________   ________   ________    ________
Renewal             ________   ________   ________    ________

Adjustments
First Year          ________   ________   ________    ________
Renewal             ________   ________   ________    ________

Net Due
First Year          ________   ________   ________    ________
Renewal             ________   ________   ________    ________
TOTAL DUE           ________   ________   ________    ________



               (The above information should be a summary of the
                        detail information provided to)

                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (Life Reinsurance Only)

CEDING COMPANY: __________________________________________________
                __________________________________________________
ACCOUNT NO:     __________________________________________________
PREPARED BY:    ___________________________  Phone:  (     ) ___________
DATE PREPARED:  __________________________________________________

TYPE OF REINSURANCE:

         Yearly Renewable Term   _____
         Coinsurance             _____
         Modified Coinsurance    _____
         Other                   _____

VALUATION DATE: __________________

                                           NUMBER OF          AMOUNT
                                           POLICIES        OF REINSURANCE
A. Inforce Beginning
   of Period  __ / __ / __              _________________   _____________
B. New Paid Reinsurance Ceded           _________________   _____________
C. Reinstatements                       _________________   _____________
D. Revivals                             _________________   _____________
E. Increases  (Net)                     _________________   _____________
F. Conversion In                        _________________   _____________
G. Transfers In                         _________________   _____________
H. Total Increases  (B - G)             _________________   _____________
I. Deaths                               _________________   _____________
J. Maturities                           _________________   _____________
K  Cancellations                        _________________   _____________
L. Expires                              _________________   _____________
M. Surrenders                           _________________   _____________
N. Lapses                               _________________   _____________
O. Recaptures                           _________________   _____________
P. Other Decreases  (Net)               _________________   _____________
Q. Reductions                           _________________   _____________
R. Conversions Out                      _________________   _____________
S. Transfers Out                        _________________   _____________
T. Total Decreases  (I - S)             _________________   _____________
U. Current Inforce   /  /               _________________   _____________
 (A + H - T)

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

CEDING COMPANY: __________________________________________________
                __________________________________________________
ACCOUNT NO:     __________________________________________________
PREPARED BY:    ___________________________  Phone:  (     ) _____
DATE PREPARED:  __________________________________________________

TYPE OF REINSURANCE:

         Yearly Renewable Term   _____
         Coinsurance             _____
         Modified Coinsurance    _____
         Other                   _____

VALUATION DATE: __________________


TYPE OF RESERVES:
Statutory       ______
GAAP            ______
Tax             ______

                                                           ISSUE
                                    VALUATION BASIS        YEAR     INFORCE   INFORCE    RESERVE
                        MORTALITY  INTEREST  VALUATION     RANGE     COUNT    AMOUNT     CREDIT
A.Life Insurance           ____      _____      _____      _____    _____     _____      _____
                           ____      _____      _____      _____    _____     _____      _____
                           ____      _____      _____      _____    _____     _____      _____
B. Accidental Death        ____      _____      _____      _____    _____     _____      _____
   Benefit                 ____      _____      _____      _____    _____     _____      _____

C. Disability              ____      _____      _____      _____    _____     _____      _____
   Active Lives            ____      _____      _____      _____    _____     _____      _____

D. Disability              ____      _____      _____      _____    _____     _____      _____
   Disabled Lives          ____      _____      _____      _____    _____     _____      _____

E. Other, Please           ____      _____      _____      _____    _____     _____      _____
   Explain:                ____      _____      _____      _____    _____     _____      _____

                                                                GRAND TOTAL:  _____

                                   SCHEDULE D
                                FACULTATIVE FORMS

                           Application for Reinsurance
                           Notification of Reinsurance

[ ] Trial           [ ] Facultative: Please send approval
[ ] Joint Life      [ ] Yrt                    [ ] Other
[ ] Single Life     [ ] Coins                  [ ] Mrt


[ ] Facultative Obligatory    [ ] Automatic
[ ] Self Administered         [ ] Age List
[ ] Individual Cession        [ ] Age Nearest

         Last Name    First Name        M.I.      Date of Birth    Sex   Age
LIFE #1
LIFE #2

      Smoker/Non        State of Birth      State of Res.     Occupation   SS #
#1
#2

                                                                          Accidental Death
                           Life #1    Life #2      Premium Waiver      Life #1       Life #2      Plan Name

Previous Ins. in force       _____      _____      _____    _____        _____      _____           _____
   of which we retain        _____      _____      _____    _____        _____      _____           _____

Rating, if substandard       _____      _____      _____    _____        _____      _____           _____

Insurance now applied for    _____      _____      _____    _____        _____      _____           _____
   or which we will retain   _____      _____      _____    _____        _____      _____           _____

Rating, if substandard       _____      _____      _____    _____        _____      _____           _____

Reinsurance requested        _____      _____      _____    _____        _____      _____           _____

* If this is a new plan, make sure you
  furnish us full plan details.

This cession represents: [ ] New Business                    [ ] Term Conversion
                         [ ] Guaranteed Insurability Option  [ ] Amended

Cession

If Amendment: Reason ___________________________  Effective Date  ______________
Original Policy No. ___________________ Date of Original Policy ______________ Valuation Basis ___________________
PREMIUM WAIVER REINSURANCE              ACCIDENTAL DEATH REINSURANCE
Rider Form No. ....________
Age Expiry....________                   Rider Form No.....________
Premium to be Waived....________  Age Expiry....________
Premium for Waiver Benefit ....________

-----------     ----------------        -------------       ------------------
DATED AT        CEDING COMPANY          DATE                BY

Other Comments:
               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

The above application is accepted and reinsurance granted, subject to all terms and conditions of such application and the Reinsurance Company and


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

This  ______________ Date of ____________________ ,  19  ____

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                                      President
Reinsurance Policy No.
                      --------------------

[ ] Trial         [ ]  Facultative: Please send approval
[ ] Joint Life    [ ]  YRT                    [ ] Other
[ ] Single Life   [ ]  COINS                  [ ] MRT

[ ] Facultative Obligatory    [ ] Automatic
[ ] Self Administered         [ ] Age List
[ ] Individual Cession        [ ] Age Nearest


Last Name      First Name       M.I.     Date of Birth        Sex       Age

LIFE #1
LIFE #2

        Smoker/Non       State of Birth State of Res.Occupation        SS #
#1
#2

                                                                        ACCIDENTAL DEATH
                            LIFE #1    LIFE #2     Premium Waiver      LIFE #1     LIFE #2      Plan Name

Previous Ins. in force       _____      _____      _____    _____      _____          _____       _____
   of which we retain        _____      _____      _____    _____      _____          _____       _____

Rating, if substandard       _____      _____      _____    _____      _____          _____       _____

Insurance now applied for    _____      _____      _____    _____      _____          _____       _____
   or which we will retain   _____      _____      _____    _____      _____          _____       _____

Rating, if substandard       _____      _____      _____    _____      _____          _____       _____
Reinsurance requested        _____      _____      _____    _____      _____          _____       _____



       *If this is a new plan, make sure you furnish us full plan details.

This cession
represents:      [ ] New Business                         [ ] Term Conversion
                 [ ] Guaranteed Insurability Option       [ ] Amended

Cession
If Amendment: Reason ___________________________
Original Policy No. ____________________________
Valuation Basis ________________________________
Effective Date  ______________
Date of Original Policy  ______________

PREMIUM WAIVER REINSURANCE              ACCIDENTAL DEATH REINSURANCE
Rider Form No. ....________
Age Expiry....________                   Rider Form No.....________
Premium to be Waived....________         Age Expiry....________
Premium for Waiver Benefit ....________

DATED AT        CEDING COMPANY          DATE                BY
Other Comments: ____________________________________________________
                ____________________________________________________
                ____________________________________________________
                ____________________________________________________

The above application is accepted and reinsurance granted, subject to all terms and conditions of such application and the Reinsurance Company and
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This  ______________ Date of ____________________ ,  19  ____

--------------------------------------------------------------------------------
                                  President


Reinsurance Policy No. __________________________________

                                 Amendment No. 1

                                       to

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and


The parties agree to the following:

1.SCHEDULE B, shall be amended to include the 81-85 attached to this Amendment.

2.The effective date of this Amendment is April 1, 1996.


NATIONAL LIFE INSURANCE COMPANY

By:  ____________________________________

Title:  ____________________________________

Date:  ____________________________________

                                 Amendment No. 2

                                       to

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and


The parties agree to the following:

1.SCHEDULE B, REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM, Single Life Policies, shall be amended to the following:

         For the '96 Series Term Plans, Standard annual premiums per $1000 reinsured shall be of the PRP rates attached to Schedule B of this Agreement.

2.The effective date of this Amendment is October 1, 1996.


NATIONAL LIFE INSURANCE COMPANY

By:  ______________________________________
Title:  ___________________________________
Date:  ____________________________________

By:  ______________________________________
Title: ____________________________________
Date:  ____________________________________

                                 Amendment No. 3

                                       to

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and


The parties agree to the following:

1.Exhibit 3 to Schedule B of the Agreement is hereby deleted in its entirety and replaced by the new Exhibit 3 attached to this Amendment No. 3.

2.The effective date of this Amendment is march 24, 1997.

NATIONAL LIFE INSURANCE COMPANY

By:  ____________________________________
Title:  _________________________________
Date:  __________________________________

By:  ____________________________________
Title:  _________________________________
Date:  __________________________________

                                    EXHIBIT 3


The following will replace the Joint Equal Age Calculation in Amendment I to the Facultative YRT Agreement, Addition of Last Survivor Plan:

The attached YRT premium rates shall apply to reinsurance of National Life's Last Survivor policies reinsured under this Agreement. The substandard table-extra premium shall be the number of tables assessed the risk multiplied by 25% of the standard rates described below. The total premium (standard premium plus substandard table-extra premium but excluding any flat extra premium) in any year shall not exceed $500.00 per thousand.

Reinsurance premiums shall be based on a joint equal age of the insureds under the policy. The Joint Equal Age shall be calculated by using the following tables in the order indicated.

                                     Table A

                         Smoker to Nonsmoker Conversion

If one insured is a nonsmoker and one a smoker, the following adjustments shall be made to convert the smoker's age to a nonsmoker's age:

                                 Male Ages: / 6
                                Female Ages: / 4

                                     Table B

                            Female to Male Conversion

To convert the age of any female to a corresponding male age, the following adjustment should be made:

                                  All ages: -5

                                     Table C

                           Joint Equal Age Calculation

Once two male ages have been converted to the same smoking class, the following table shall be used to determine a Joint Equal Age:

Differencein Age                Age to Younger Age
  0                                      0
 1-2                                     1
 3-4                                     2
 5-6                                     3
 7-9                                     4
10-12                                    5
13-15                                    6
16-18                                    7
19-23                                    8
24-28                                    9
29-34                                   10
35-39                                   11
40-44                                   12
45-47                                   13
48-50                                   14

                                                         EXHIBIT 3, CONTINUED
                                                                Ratings

                    MF       200      Std      200     500      Std      X        Std      $5/5yrs.   Std
M          F        Fm       Std      200      200     Std      500      Std      X        Std        $5/5yrs.

85         85                175      175      300     225      250      250      300      $1.50      $1.75
           80                150      200      300     175      350      200      500      $1.00      $2.00
           75                STD      200      300     150      400      150      700      .50        2.50

80         80                175      175      350     225      250      250      350      1.25       1.50
           75                150      200      300     175      350      200      600      .75        2.00
           70                STD      200      300     150      400      175      900      .50        2.25

75         75                175      175      300     225      300      250      400      1.00       1.50
           70                150      200      300     175      350      200      700      .50        1.75
           65                STD      200      300     150      400      175      1000     .50        2.00

70         70                150      175      300     225      300      300      500      .75        1.25
           65                150      200      300     175      400      225      800      .50        1.50
           60                150      200      300     175      500      200      DEC      .50        1.50

65         65                175      175      350     225      300      300      600      .75        1.00
           60                150      200      300     200      400      250      800      .50        1.25
           55                150      200      300     175      500      225      DEC      .50        1.25

55         55                175      200      350     250      350      400      700      .50         .75
           50                150      200      350     225      400      350      DEC      .50         .75
           45                150      200      300     200      500      300      DEC      .25        1.00



CONFIDENTIAL

Date:    October 2, 1980

To:      Judi Wernecke - M417
         Donna Keene - M425

From:    Jeff Prescott - M565
Re:      Calculation of Ratings for Substandard Vermont Legacy

The attached specifications outline the determination of the joint rating for substandard Vermont Legacy policies. These specifications address only the "black box" aspect of the project. These specifications are revised to reflect the revised product specifications of July 17, 1990 and subsequent revisions to the expectation of life calculation.

The following are considered as input for the black box: the actual sexes, ages, percent extra ratings, flat extra ratings, and terms of flat extra ratings.

In the specifications, (x) and (y) refer to single lives aged x and y, respectively. (z) refers to the second-to-die status based on (x) and (y). (w) is used in formulas where either a single life table or a survivorship life table may be used.

In 1980 CSO male and female 1x tables should be used as the standard single life tables. The 1980 CSO table B should be used in unisex cases.



Cc:  Craig Smith - M565

The following procedure should be used for the calculation of the "joint percent extra rating" and/or the "joint flat extra rating" for substandard Vermont Legacy policies:

1. Calculate table of q x standard and table of q y standard, given table of 1 x standard and table of 1 y standard. (Appendix 2)

2. Calculate standard survivorship whole life mortality table, q z standard, given two single life mortality tables, q x standard and q y standard. (Appendix
1)

3. Calculate rated single life mortality tables, q x actual and q y actual, given table of q x standard, table of q y standard, and the following underwriting information:

a. %rating x and %rating y. (Appendix 3a) or

b. flatrating x, flatterm x, flatrating y, and flatterm y. (Appendix 3b)

4. Calculate actual survivorship whole life mortality table, q z actual, given tables of q x actual and q y actual.

(Appendix 1)

5. Calculate the survivorship expectation of life, e z actual, given table of q z actual. (Appendix 4)

6. Solve for rating(s) on case as a whole:

a. Select test rating.

(i) Percent extra rating on case as a whole

The set of permissible ratings will most likely include the following ratings:
100%, 125%, 150%, 175%, 200%, 225%, 250%, 300%, 350%, 400%, 500%, 600%, 700%,
800%, 900%, 1000%.

or

(ii) Flat extra rating on case as a whole

The set of permissible ratings will include flat ratings between $0 and $25 (or some other high number) per $1000 at increments of $0.25 per $1000. The term for this flat extra will be the largest of all the terms of the individual flat extra ratings.

b. Calculate table of q z test, given table of q z standard and test rating. (Appendix 3a or 3b)

c. Calculate e z test, given table of q z test. (Appendix 4)

    d. If e z test = e z actual, then the test rating has been found. (This will rarely happen).

    e. If e z test > e z actual, then the test rating is too low. Select a higher test rating and repeat from 4.b.

    f. If e z test < e z actual, then the test rating is too high. Select a lower test rating and repeat from 4.b.

    g. When two adjacent permissible test ratings are converged upon such that one of the test ratings is too low and the other, too high, select the higher of the two test ratings as the survivorship whole life rating. However, if 125% is arrived at as the survivorship whole life rating, then return a rating of 100%, i.e. standard.

Note: At any given time, three ratings must be stored:

   i. the highest rating known to be too low,
  ii. the lowest rating known to be too high, and
 iii. the current test rating (which will always lie between i and ii above.)

                                   APPENDIX I


Calculation of survivorship whole life mortality table, q z, given q x and q y

1. If actual ages x and y are not equal, then the tables q x and q y will not be of equal length. The shorter of the two tables should be padded with 1's at the end to make the two tables of equal length.

     a. Calculate table t p x, given table of q x.

        0 p x = 1

        t p x = t -1 p x * (1-qx+ t -1)

        for 1 <= t <= 100-x

b. Calculate table of t p y, given table of q y, in same manner.

c. Calculate table of t p z, given tables of t p x and t p y.

        t p z = t p x + t p y - (t p x * t p y)

        for 0 <= t <= 100 - min (x,y)

NOTE: For programming purposes t p z cannot be allowed to equal 0. In such cases set t p z equal to .00000001. This will avoid division by 0.

     d. Calculate table q z, given table of t p z.

                t + 1 pz
                q z + t = ------------
                t p z

                for 0 <= t <= 99 - min (x,y)

2. However, if actual mortality (rather than standard) is being used and x is uninsurable, then

         q z + t = q y + t for 0 <= t <= 99 - min (x,y).

If actual mortality is being used and y is uninsurable, then

         q z + t = q x + t for 0 <= t <= 99 - min (x,y).

NOTE: If the age of the insurable life is greater than the age of the uninsurable life, the table of q's for the insurable life must be extended with ones (as described in step 1). The w in Appendix 4 may then be defined as min (x,y).

Without this extension, w must be defined as:

                Min (x,y)                 both insurable

                w =  x                    x insurable, y uninsurable

                y                         y insurable, x uninsurable

                                   APPENDIX 2


Calculation of table of q, given table of 1

1. Calculate the ultimate q's

q w + t = 1 w + t - 1 w + t + 1
          ---------------------               for 0 <= t <= 99-w
                 1 w + t

2. Apply the 1980 CSO select factors (sel w) to determine select q's for the first 10 durations.

         q [w] + t = q w + t * selw, t + 1           t = 0, 1, 2, . . . , 9

                  i.e.  q[w] = qw * sel w,1 q[w] + 1 = qw + 1 * sel w2

                          q[w] + 9 = qw + 9 * sel w,10

The select factors (sel w) depend on sex and issue age and can be found on the next page. Unisex select factors will depend on the 1980 CSO unisex table being used. In this case, table b is being used, so:

Sel uw = .3 sel mw + .2 sel fw, rounded to 2 decimals.

                                     TABLE A

              SELECTION FACTORS FOR ALTERNATE METHOD OF DETERMINING LIFE INSURANCE RESERVES AND DEFICIENCY RESERVE REQUIREMENTS

                                                    Policy Year

Issue Ages        1        2        3       4        5        6        7        8       9        10

                                                      Males
Under 20....        100%     100%     100%    100%     100%     100%     100%     100%    100%     100%
20-39.......         75       80       85       90      90       95       95       95       95      95
40-44.......         70       75       80       85      85       90       95       95       95      95
45-49.......         65       70       75       80      80       85       90       90       90      90
50-54.......         61       65       70       75      75       80       85       85       85      85
55-59.......         56       60       65       70      70       75       80       80       80      80
60-64.......         52       56       60       65      65       70       75       75       75      75
65 and over.         48       52       55       60      60       65       70       70       70      70

                                                     Females

Under 20....        100%     100%     100%     100%     100%     100%     100%     100%    100%     100%
20-29.......         96       96       96      100      100      100      100      100     100      100
30-34.......         92       92       96       96       96      100      100      100     100      100
35-39.......         88       88       92       96       96       96       96      100     100      100
40-44.......         84       84       88       92       92       92       92       95      95       95
45-49.......         80       80       84       88       88       88       88       90      90       90
50-54.......         76       76       80       84       84       84       84       85      85       85
55-59.......         72       72       76       80       80       80       80       80      80       80
60-64.......         68       68       72       76       76       76       80       80      80       80
65-69.......         64       64       68       72       72       72       75       75      80       80
70 and over.         60       60       64       68       68       72       75       75      80       80

NOTE. - Selection factor equals 100 percent for policy years 11 and over.

                                   APPENDIX 3a


Calculation of rated table of q, given standard table of q and percent extra rating or "uninsurable" status

1. If the life or case in question is not uninsurable, then the following process should be used:

q w + t temp = (% rating w / 100) * q w + t

         for 0 <= t <= 99 - w

q w + t rated = lesser of

         i. q w + t temp and

         ii. the greater of 0.5 and q w + t

         for 0 <= t <= 99 - w

2. If the life in question is uninsurable, then the following process should be used:

         q w + t rated = 1 for 0 <= t <= 99 - w.

Alternatively, in this case, q w + t rated can be set equal to q w + t. This table will not actually be used because the survivorship mortality will be based entirely upon the mortality of the person who is not uninsurable.

                                   APPENDIX 3b


Calculation of rated table of q, given standard table of q, flat extra rating, and term of flat extra rating


q w + t temp = q w + t + flatrating w / 1000

         for 0 <= t < flatterm w

q w + t rated = lesser of

         i. q w + t temp and

         ii. the greater of 0.5 and q w + t

         for 0 <= t <= 99 - w

                                   APPENDIX 4


Calculation of the expectation of life, e, given table of q

         1. Calculate t p w

                  0 p w = 1
                  t p w = t-1 pw * (1 - q w + t - 1)
                  for 1 <= t <= 100 - w

2. Calculate e w

                           100 - w

                 e w =               t p w / (1/ i) t - 1 , where I = .12

                           t = 1

The expectation of life, e w, may be interpreted as representing the average future lifetime in years of a life aged w.

                                 Amendment No. 4
                                       To
             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and



WHEREAS, CEDING COMPANY wishes to cede to SECURITY LIFE under the terms of the Agreement, SECURE PLUS EQUITY INDEXED LIFE policies issued by Life of the Southwest and 100% reinsured by CEDING COMPANY,

The parties agree to the following:

1.Paragraph 1, PARTIES TO AGREEMENT, is hereby amended in its entirety to read:

     PARTIES TO AGREEMENT. This Agreement is solely between and CEDING COMPANY. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between and any other person, for example, an insured, policyowner, agent, beneficiary, assignee or any company whose policies are reinsured by CEDING COMPANY. CEDING COMPANY agrees that it will not make a party to any litigation between any such third party and CEDING COMPANY. CEDING COMPANY shall not use name with regard to CEDING COMPANY's agreements or transactions with these third parties unless gives prior written approval for the use of its name.

2.Paragraph 2, YRT REINSURANCE, is hereby amended in its entirety to read:

     YRT REINSURANCE. This Agreement including the attached Schedules states the terms and conditions of facultative reinsurance which shall be on a yearly renewable term basis. This Agreement is applicable only to reinsurance of policies directly written by CEDING COMPANY, or directly written by Life of the Southwest and reinsured by CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, purchase of another company's policies are not included under the terms of this Agreement.

  3. Paragraph 5, COMMENCEMENT OF FACULATIVE REINSURANCE COVERAGE, is hereby amended by the following sentence: For policies issued by Life of the Southwest and reinsured by CEDING COMPANY, the effective date of reinsurance coverage shall be the date that CEDING COMPANY's reinsurance liability for the policy issued became effective.

  4. Paragraph 12.d., CONTESTED CLAIMS, is hereby amended by adding the following new paragraph:

CEDING COMPANY will notify if Life of the Southwest's intends to contest, compromise, or litigation results in a reduction of CEDING COMPANY's liability on the reinsured risk, will share in the reduction in the proportion that net liability bears to net liability of all reinsurers immediately prior to such reduction. If should decline to participate in the contest, compromise or litigation, will then release all of it's liability by paying CEDING COMPANY it's full share of reinsuranceand not sharing in any subsequent reduction in its liability.

  5. Paragraph 17, ERRORS AND OMISSIONS, is hereby amended by adding the following sentence:

If CEDING COMPANY makes an adjustment to Life of the Southwest due to a misunderstanding, oversight or error with regard to a reinsured policy, such adjustment shall be passed through to

   6. The effective date of this Amendment is September 1, 1997.

NATIONAL LIFE INSURANCE COMPANY

By:  ____________________________
Title:  ____________________________
Date:  ____________________________

By:  ____________________________
Title:  ____________________________
Date:  ____________________________

                                 Amendment No. 5

                                       To

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and



The parties agree to the following:

1.Schedule A, Paragraph 1, is amended by adding the following to clarify that the following supplemental benefit forms are reinsured under this Agreement.

Accelerated Benefits Rider
Policy Continuation Rider (for First to Die Policies)
Flexible Term Rider (for Single Life, First to Die and Second to Die Policies) Adds Rider and Dividend Additions (for Single Life, First to Die and Second to Die Policies)

2.The section entitled SINGLE LIFE POLICIES, which is set forth in Schedule B, Paragraph 1.a., is hereby amended in its entirety to read:

SINGLE LIFE POLICIES

The standard annual reinsurance premiums per $1,000 reinsured shall be of the RPR Rates attached to Schedule B of the Agreement, and subsequently amended by Amendment No. 1.

However, for facultative excess issues the standard annual reinsurance premiums per $1,000 reinsured shall be the following percentages of the RPR rates attached to Schedule B of the Agreement:

NS PREFERRED      NS STANDARD       SMOKER

Substandard reinsurance premiums shall be the number of tables assessed the risk times 25% of the standard premium. 3. The section entitled BENEFICIARY INSURANCE OPTION RIDER (for Single Life Policies), which is set forth in Schedule B, Paragraph 1.a. is hereby amended in its entirety to read:

The annual standard premiums per $1,000 reinsured shall be the following percentages of the Beneficiary Insurance Option Rates attached to Schedule B of the Agreement:

         YEAR                               PERCENTAGE
         1
         2+
4. The section entitled Second to Die Policies, which is set forth in Schedule B, Paragraph 1.a., is hereby amended in its entirety to read:

SECOND TO DIE POLICIES

Annual premiums per $1,000 reinsured shall be % of the Last Survivor rates attached to Schedule B of the Agreement, using the joint and equivalent age and substandard ratings calculated as show in the Exhibit 3 set forth in Amendment No. 3 to the Agreement. The maximum reinsurance premium per $1,000 reinsured shall be no more than:

For facultative excess issues, the annual premiums per $1,000 shall be of the Last Survivor rates attached to Schedule B of this Agreement, using the joint and equivalent age and substandard ratings calculated as shown in Exhibit 3 set forth in Amendment No. 3 and adjusted as follows:

                  CLASS                              ADJUSTMENT
         Preferred                                   Non Smoker Subtract on
                                                     eyear from the actual age
                                                     used For the nonsmoker
                                                     life.

         Standard Non-Smoker Add one year to the actual age used for the Nonsmoker life in the joint and equivalent age.

5.Schedule B, Paragraph 1.b., is hereby amended in its entirety to read:

Flat extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

FLAT EXTRA PREMIUMS (FOR MORE THAN 5 YEARS DURATION)
First Year
Renewal Years

TEMPORARY FLAT EXTRA PREMIUMS (FOR 5 YEARS OR LESS DURATION)
First Year
Renewal Years

6.The effective date of this Amendment is September 1, 1997.

NATIONAL LIFE INSURANCE COMPANY

By:  ____________________________
Title:  _________________________
Date:  __________________________

By:  ____________________________
Title:  _________________________
Date:  __________________________

                                 Amendment No. 6

                                       To

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and



The parties agree to the following:

1. The following is added to the end of Paragraph 6. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES, a., LIFE REINSURANCE:

In the event payment is made under any policy prior to the death of the insured due to the exercise of an accelerated benefit option, the amount of reinsurance will be reduced in proportion to the reduction in the reinsured policy's net amount at risk.

2.Paragraph 12., CLAIMS, c. AMOUNT AND PAYMENT OF BENEFITS is deleted in its entirety and replaced by the following:

AMOUNT AND PAYMENT OF BENEFITS. As soon as          receives proper claim notice
and proof of the claim, will promptly pay the life reinsurance benefits due CEDING COMPANY. If all or a portion of a claim on a reinsured policy is paid prior to death under the terms of an accelerated benefit rider or provision, shall participate in payment of such benefits in the proportion that the amount reinsured bears to the face amount at risk of the policy.

The maximum benefit payable to CEDING COMPANY under each reinsured policy for claims paid after the death of the insured shall be the amount specifically reinsured with ___________________. In the case of accelerated benefits, the maximum benefit payable by is the lesser of the amount specifically reinsured by or $500,000. This will be a cumulative limit in the case of repeated partial accelerations.

CEDING COMPANY's contractual liability for claims is binding on . The total reinsurance in all companies on a policy shall not exceed CEDING COMPANY's total contractual liability on the policy, less reinsurance in all companies plus CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

3.Schedule B, Paragraph a., Reinsurance Premiums, subparagraph ACCELERATED BENEFITS RIDER, is amended to read as follows:

ACCELERATED BENEFITS RIDER
There will be no reinsurance premium for this rider.

Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and SECURITY have by their respective officers executed and delivered this Amendment No. 5 in duplicate on the dates indicated below, with an effective date of December 1, 1997.

NATIONA LIFE INSURANCE COMPANY

By:  ____________________________
Title:  _________________________
Date:  __________________________

By:  ____________________________
Title:  _________________________
Date:  __________________________

                                 Amendment No. 7

                                       To

                              Reinsurance Agreement
                            (Effective April 1, 1993)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and




                                    RECITALS


WHEREAS,       currently reinsurers CEDING COMPANY's plans under the Agreement;
And
WHEREAS, CEDING COMPANY wishes to cede policies issued under the Survivorship
Universal Life plans to                         under the Agreement;

                                    AGREEMENT

The parties hereby agree as follows:

1.The Survivorship Universal Life plans are hereby added to the Agreement and the Agreement is amended by Schedule A1 and Schedle B1, which are attached to this Amendment No. 7 and hereby incorporated into the Agreement; and

2.The terms and conditions set forth in Schedule A1 and B1 are additional and shall apply only to policies issued under the Survivorship Universal Life plans; and

3.Except for the additional terms, conditions and modifications contained in Schedules A1 and B1, all other terms of the Agreement, including any amendments thereto, remain unchanged.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 1998.

NATIONAL LIFE INSURANCE COMPANY

By:  ____________________________
Title:  _________________________
Date:  __________________________

By:  ____________________________
Title:  _________________________
Date:  __________________________

                                  SCHEDULE A.1


1.PLANS REINSURED:

The policy plans and supplemental benefits facultatively reinsured are:

        Plans                                       Form No.

Survivorship UL Products
Additional Protection Benefit Rider
Policy Split Option Rider
Estate Preservation Rider
Individual Term Riders
Continuing Coverage Rider
Enhanced Death Benefit Rider
Automatic Increase Rider

2.FACULTATIVE RETENTION LIMITS:

LIFE INSURANCE:

For second-to-die policies CEDING COMPANY shall retain up to $3,000,000 per life for an aggregate $6,000,000 retention on both lives.

If an Estate Preservation Rider is issued on the life, CEDING COMPANY's retention will be adjusted when the Estate Preservation Rider expires. If the total net amount at risk under the Estate Preservation Rider plus the net amount at risk under the base plan and other riders exceeds National Life's retention of $6 million at the time of issue, then CEDING COMPANY will retain the same proportionate share of the total net amount at risk before and after the expiration of the Estate Preservation Rider. For example:

Base Plan                           $ 4,000,000
Estate Preservation Rider           $ 4,000,000
Other Riders                        $ 2,000,000
                                  --------------
Total Net Amount At Risk            $10,000,000

CEDING COMPANY's Proportionate retention is 60% of the net amount at risk remaining after the expiration of the Estate Preservation Rider.

3.PREMIUM TAXES:

Premium taxes are not reimbursed.

4.MINIMUM CESSION:

The minimum amount of reinsurance per cession that                    will
accept is $10,000.

5.PREMIUM DUE:

Annual reinsurance premiums are due each month in advance. These premiums are due on the issue date and each subsequent policy anniversary.

6.REDCAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is 20 years.

e.ESTATE PRESERVATION RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Estate Preservation Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.1.1. Single life rates are then Frasierized, as determined in Exhibit B.1.11.

Preferred          Standard          Preferred         Standard
Nonsmoker          Nonsmoker         Smoker            Smoker

There shall be a minimum annual reinsurance premium of (cent) per $1000 reinsured in renewal years.

f.INDIVIDUAL TERM RIDERS: Reinsurance premiums, per $1,000 reinsured under the Individual Term Riders, shall be the Single Life rates attached to Schedule B of the Agreement.

g.CONTINUING COVERAGE RIDER: Reinsurance rates for this rider shall be    % of
the rider premium.

h.ENHANCED DEATH BENEFIT RIDER: Standard annual reinsurance premiums, per $1,000 reinsured under the Enhanced Death Benefit Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.1.1. Single life rates are then Frasierized, as determined in Exhibit B.1.11.

Preferred          Standard         Preferred        Standard
Nonsmoker          Nonsmoker        Smoker           Smoker

There shall be a minimum annual reinsurance premium of per $1000 reinsured in renewal years.

Reinsurance rates for this rider shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

i.AUTOMATIC INCREASE RIDER: Standard annual reinsurance premiums, per $1000 reinsured under the Automatic Increase Rider, shall be the following percentages of the 75 - 80 Select Mortality Table rates attached to this Schedule B.1 as Exhibit B.1.1. Single life rates are then Frasierized, as determined in Exhibit B.1.11.

Preferred        Standard         Preferred         Standard
Nonsmoker        Nonsmoker        Smoker            Smoker

There shall be a minimum annual reinsurance premium of          per $1000
reinsured in renewal years.

Reinsurance rates for this rider shall be based on the original issue age, duration since issuance of the rider and the original underwriting classification.

j.Table rated substandard reinsurance premiums shall be the appropriate multiple of the standard reinsurance premiums (25% per table).

k.Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

Permanent flat extra premiums (for more than 5 years duration) First Year Renewal Years

Temporary flat extra premiums (for 5 years or less duration)
All Years

*Flat Extra premiums shall be added to each single life rate before Frasierization.

2.SUPPLEMENTAL BENEFITS:

Not Reinsured

3.AGE BASIS:

Age Nearest Birthday

4. OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

Annual reinsurance premiums for conversions shall be CEDING COMPANY'S then current rates for permanent insurance. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

5. FACULTATIVE RATE LIMIT:

The automatic reinsurance rates in this Agreement can be used for facultative reinsurance up to the limits shown below. If either limit would be exceeded, then the reinsurance rates shall be mutually agreed upon.

a. The total individual in force and applied for in all companies does not exceed $35,000,000.

b. The total amount reinsured with for either life does not exceed the following:

AGES       STD-TABLE 4       TABLES 5-8        TABLES 9-12      TABLES 13-16

 0-75      $20,000,000       $15,000,000       $10,000,000      $10,000,000
76-80      $15,000,000       $10,000,000       $5,000,000       $5,000,000
81-85      $5,000,000        $0                $0               $0

The maximum amount in the table above shall be determined by the life that produces the smallest amount.

For policies where one life is uninsurable, if the healthier life is rated about Table 8, SECURITY can offer only its retention of $1,500,000, if available.

c. The rate limit for facultative cases in excess of the $35,000,000 in force and applied for limit is $10,000,000.

                                 EXHIBIT B.1.11

           CALCULATION OF "FRASIERIZED" SECOND TO DIE MORTALITY RATES

The following steps convert the single life mortality rates, attached as EXHIBIT B.1.1, into "Frasierized" second to die mortality rates.

1.       q[x] + t - 1  are the single life mortality rates for lives x and y, in policy year t,
         q[y] + t - 1 obtained by taking the rates shown in Exhibit B.1.I, attached to this Schedule B.1, and dividing by 1000. (For substandard lives, add an extra 25% per table plus any flat extra).

2.       p[x] + t - 1 = 1 - q[x] + t - 1
         p[y] + t - 1 = 1 - q[y] + t - 1

3.       t-1p[x] = p[x].p[x] + 1.p[x] + 2 . . . p[x] + t-2 t-1p[y] = p[y].p[y] +
         1.p[y] + 2 . . . p[y] + t-2

4.    q[x] + t-1:[y] + t-1 = t-1p[x] t-1p[y] q[x]+t-1 q[y]+t-1 + t-1p[x] (1 - t-1p[y]) q[x]+t-1 + (1 - t-1p[x]) t-1p[v] q[v] = t-1
      ----------------------------------------------------------------------------------------------------------------------------
      t-1p[x] t-1p[y] + t-1p[x] )1 - t-1p[y]) + (1 - t-1p[x]) t-1p[y]

The Frasierized second to die mortality rate per $1,000 in policy year t = 1000q[x]+t-1:[y]+t-1.

                                 Amendment No. 8

                                       To

                              Reinsurance Agreement
                            (Effective April 1, 1993)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       And


                                    RECITALS

WHEREAS,           currently reinsures CEDING COMPANY's plans under the
Agreement; and

WHEREAS, CEDING COMPANY wishes to cede policies issued under the COLI VUL plans
to          under the Agreement;

                                    AGREEMENT

The parties hereby agree as follows:

1. The COLI VUL plans are hereby added to the Agreement and the Agreement is amended by adding Schedule A2, which is attached to this Amendment No. 8 and hereby incorporated into the Agreement; and

2. The terms and conditions set forth in Schedule A2 are additional and shall apply only to policies issued under the COLI VUL plans; and

3. Except for the additional terms, conditions and modifications contained in Schedule A2, all other terms of the Agreement, including any amendments thereto, remain unchanged.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of December 1, 1998.

NATIONAL LIFE
INSURANCE COMPANY

By: ____________________________
Title: ___________________________
Date: ___________________________

By: ____________________________
Title: ___________________________
Date: ___________________________

                                  SCHEDULE A.2


1. PLANS REINSURED:

The policy plans and supplemental benefits facultatively reinsured are:

         Plans             Plan Codes
         COLI VUL

2. FACULTATIVE RETENTION LIMITS:

There will be no minimum retention.

3. PREMIUM TAXES:

Premium taxes are not reimbursed.

4. PREMIUM DUE:

Reinsurance premiums are due on the issue date and each subsequent monthly policy due date, regardless of the policy's payment mode.

5. RECAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

0163-1126-8 COLI                          A-1

                                 Amendment No.9

                                       To

             Facultative Yearly Renewable Term Reinsurance Agreement
                            (Effective April 1, 1993)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                       And


                                    RECITALS

WHEREAS, REINSURER currently reinsures CEDING COMPANY's plans under the Agreement; and

WHEREAS, CEDING COMPANY wishes to cede its new traditional whole life series of policies to REINSURER under the Agreement, effective August 1, 1999;

                                    AGREEMENT

The parties hereby agree as follows:

1. The new traditional whole life series of policies are hereby included in the Agreement and the Agreement is amended by adding Schedule A-2 and Schedule B-2, which are attached to this Amendment No. 9 and hereby incorporated into the Agreement; and

2. The terms and conditions set forth in Schedules A-2 and B-2 are additional and shall apply only to the new traditional whole life series of policies as set forth in Schedule A-2; and

3. Except for the additional terms, conditions and modifications contained in Schedules A-2 and B-2, all other terms of the Agreement, including any amendments thereto, remain unchanged.

Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the above, CEDING COMPANY and REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of August 1, 1999.

NATIONAL LIFE
INSURANCE COMPANY

By: ____________________________
Title: _________________________
Date: __________________________

By: ____________________________
Title: _________________________
Date: __________________________

                                  SCHEDULE A.2


1. PLANS REINSURED:

The policy plans and supplemental benefits facultatively reinsured are:


    Plans                                            Plan Codes


Single Premium Life                                  See attached Exhibit I.
5 Pay Life                                           See attached Exhibit II.
10 Pay Life                                          See attached Exhibit III.
15 Pay Life                                          See attached Exhibit IV.
20 Pay Life                                          See attached Exhibit V.
Full Pay Life                                        See attached Exhibit VI.
Decreasing (Flex I) Rider
Level (Flex II) Rider
Waiver of Premium Rider
Rider for Accelerated Benefits (ABR)
Aircraft Limitation Rider
War Hazard Limitation Rider
ADB (Full Pay Life only)
AIO (Full Pay Life only)
L and GL Series, ART (Full Pay Life only)
BIO (Full Pay Life only)
Dividend Term Rider (Full Pay Life only)

                                  SCHEDULE B.2

REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1. LIFE INSURANCE PREMIUMS:

For the traditional whole life series added by Schedule A-2, the standard annual reinsurance premiums per $1,000 reinsured shall be % of the RPR Rates attached to Schedule B of this Agreement (as amended by Amendment 1 for ages 81-85 and as amended by the attachment to this Schedule B-2 for ages 86-90).

However, for facultative excess issues, the standard annual reinsurance premiums per $1,000 reinsured shall be the following percentages of the RPR rates attached to Schedule B of this Agreement (as amended by Amendment 1 for ages 81-85 and as amended by the attachment to this Schedule B-2 for ages 86-90):

Elite Preferred     Preferred        Standard          Preferred      Smoker
Nonsmoker           Nonsmoker        Nonsmoker         Smoker

Substandard reinsurance premiums shall be the number of tables assessed the risk times 25% of the standard premium.

2. FACULTATIVE RATE LIMIT:

The automatic reinsurance rates in this Agreement can be used for facultative reinsurance up to the limits shown below. If either limit would be exceeded, then the reinsurance rates shall be mutually agreed upon.

a. The total individual in force and applied for in all companies does not exceed $35,000,000.

b. The total amount reinsured with Reinsurer for either life does not exceed the following:

AGES     STD-TABLE 4        TABLES 5-8       TABLES 9-12       TABLES 13-16
0-75     $20,000,000        $15,000,000      $10,000,000       $10,000,000
76-90    $15,000,000        $10,000,000      $5,000,000        $5,000,000
90+      $0                 $0               $0                $0

                                    EXHIBIT I


Male Elite Preferred Nonsmoker               324 6 050 01
Male Preferred Nonsmoker                     321 6 050 01
Male Standard Nonsmoker                      318 6 050 01
Male Preferred Smoker                        321 3 050 01
Male Smoker                                  318 3 050 01

Female Elite Preferred Nonsmoker             325 6 050 01
Female Preferred Nonsmoker                   322 6 050 01
Female Standard Nonsmoker                    319 6 050 01
Female Preferred Smoker                      322 3 050 01
Female Smoker                                319 3 050 01

Unisex Elite Preferred Nonsmoker             326 8 050 01
Unisex Preferred Nonsmoker                   323 8 050 01
Unisex Standard Nonsmoker                    320 8 050 01
Unisex Preferred Smoker                      323 7 050 01
Unisex Smoker                                320 7 050 01

The plan code will change to a paid up plan code on the first policy anniversary. This structure is required because there is not a uniform mathematical relationship between gross and net premiums.

                                   EXHIBIT II


Male Elite Preferred Nonsmoker               315 6 050 05
Male Preferred Nonsmoker                     312 6 050 05
Male Standard Nonsmoker                      309 6 050 05
Male Preferred Smoker                        312 3 050 05
Male Smoker                                  309 3 050 05

Female Elite Preferred Nonsmoker             316 6 050 05
Female Preferred Nonsmoker                   313 6 050 05
Female Standard Nonsmoker                    310 6 050 05
Female Preferred Smoker                      313 3 050 05
Female Smoker                                310 3 050 05

Unisex Elite Preferred Nonsmoker             317 8 050 05
Unisex Preferred Nonsmoker                   314 8 050 05
Unisex Standard Nonsmoker                    311 8 050 05
Unisex Preferred Smoker                      314 7 050 05
Unisex Smoker                                311 7 050 05

                                   EXHIBIT III


Male Elite Preferred Nonsmoker               306 6 050 10
Male Preferred Nonsmoker                     303 6 050 10
Male Standard Nonsmoker                      300 6 050 10
Male Preferred Smoker                        303 3 050 10
Male Smoker                                  300 3 050 10

Female Elite Preferred Nonsmoker             307 6 050 10
Female Preferred Nonsmoker                   304 6 050 10
Female Standard Nonsmoker                    301 6 050 10
Female Preferred Smoker                      304 3 050 10
Female Smoker                                301 3 050 10

Unisex Elite Preferred Nonsmoker             308 8 050 10
Unisex Preferred Nonsmoker                   305 8 050 10
Unisex Standard Nonsmoker                    302 8 050 10
Unisex Preferred Smoker                      305 7 050 10
Unisex Smoker                                302 7 050 10

                                   EXHIBIT IV


Male Elite Preferred Nonsmoker              306 6 050 15
Male Preferred Nonsmoker                    303 6 050 15
Male Standard Nonsmoker                     300 6 050 15
Male Preferred Smoker                       303 3 050 15
Male Smoker                                 300 3 050 15

Female Elite Preferred Nonsmoker            307 6 050 15
Female Preferred Nonsmoker                  304 6 050 15
Female Standard Nonsmoker                   301 6 050 15
Female Preferred Smoker                     304 3 050 15
Female Smoker                               301 3 050 15

Unisex Elite Preferred Nonsmoker            308 8 050 15
Unisex Preferred Nonsmoker                  305 8 050 15
Unisex Standard Nonsmoker                   302 8 050 15
Unisex Preferred Smoker                     305 7 050 15
Unisex Smoker                               302 7 050 15

                                    EXHIBIT V


Male Elite Preferred Nonsmoker   306 6 050 20
Male Preferred Nonsmoker         303 6 050 20
Male Standard Nonsmoker          300 6 050 20
Male Preferred Smoker            303 3 050 20
Male Smoker                      300 3 050 20

Female Elite Preferred Nonsmoker 307 6 050 20
Female Preferred Nonsmoker       304 6 050 20
Female Standard Nonsmoker        301 6 050 20
Female Preferred Smoker          304 3 050 20
Female Smoker                    301 3 050 20

Unisex Elite Preferred Nonsmoker 308 8 050 20
Unisex Preferred Nonsmoker       305 8 050 20
Unisex Standard Nonsmoker        302 8 050 20
Unisex Preferred Smoker          305 7 050 20
Unisex Smoker                    302 7 050 20

                                   EXHIBIT VI



                                 Basic Version        Level Smoker (NJ)

Male Elite Preferred Nonsmoker   333 6 049 00          333 6 039 00
Male Preferred Nonsmoker         330 6 049 00          330 6 039 00
Male Standard Nonsmoker          327 6 049 00          327 6 039 00
Male Preferred Smoker            330 3 049 00          330 3 039 00
Male Smoker                      327 3 049 00          327 3 039 00

Female Elite Preferred Nonsmoker 334 6 049 00          334 6 039 00
Female Preferred Nonsmoker       331 6 049 00          331 6 039 00
Female Standard Nonsmoker        328 6 049 00          328 6 039 00
Female Preferred Smoker          331 3 049 00          331 3 039 00
Female Smoker                    328 3 049 00          328 3 039 00

Unisex Elite Preferred Nonsmoker 325 8 049 00          325 8 039 00
Unisex Preferred Nonsmoker       332 8 049 00          332 8 039 00
Unisex Standard Nonsmoker        329 8 049 00          329 8 039 00
Unisex Preferred Smoker          332 7 049 00          332 7 039 00
Unisex Smoker                    329 7 049 00          329 7 039 00

                                AMENDMENT NO. 10
                              Effective May 1, 2000

                                     to the

             Facultative Yearly Renewable Term Reinsurance Agreement
                             Effective April 1, 1993

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And

                                    RECITALS

WHEREAS, Reinsurer currently reinsurers Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Accelerated Care Rider (`ACR") on plans or policies ceded to Reinsurer under the Agreement.

                                    AMENDMENT

The parties hereby agree to amend or modify the Agreement as follows:

1.Ceding Company's Accelerated Care Rider ("ACR") is hereby added as a rider insured under the Agreement and the Agreement is further amended by adding Schedules A.3 and B.3, attached to this Amendment No. 10 and hereby incorporated by this reference into the Agreement; and

2.The terms and conditions set forth in Schedules A.3 and B.3 are additional to the Agreement, and shall apply only to the reinsurance of Ceding Company's Accelerated Care Rider ("ACR"); and

3.Immediately following any claim pursuant to this rider, the Reinsurer's Net Amount at Risk shall be reduced proportionately with the reduction in face amount.

4.Except for those additional terms, conditions and modifications contained in this Amendment 10 and the attached Schedules A.3 and B.3, all other terms and conditions of the Agreement including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 10 in duplicate on the dates indicated below, with an effective date of May 1, 2000.

NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:
Title:
Date:

By:
Title:
Date:

                                  SCHEDULE A.3

                   ACCELERATED CARE RIDER COVERAGE AND LIMITS

1.FACULTATIVE BUSINESS REINSURED:

a.Riders and Benefits reinsured: The following plan codes and form numbers issued in connection with any policy facultatively accepted by the Reinsurer under the Agreement shall be automatically reinsured under this Agreement.

BASIC VERSION                  PLAN CODE           FORM NUMBER
ACR1 (100 month payout)        123020              7801 (0199)
ACR2 (50 month payout)         123010              7801 (0199)
ACR1 w/NFO                     123120              7802 (0199)
ACR2 w/NFO                     123110              7802 (0199)
Waiver of Premium

  For administrative clarity, the Accelerated Care Rider Final Specifications that describe the above riders is attached hereto as Exhibit A.3.1.

2.AUTOMATIC RETENTION LIMITS:
  Ceding Company shall retain an amount equal to its proportional share as determined by the percentage retained on the Base Policy.

3.AUTOMATIC ACCEPTANCE LIMITS;
  Reinsurer shall reinsure an amount equal to its proportional share as determined by the percentage retained on the Base Policy.

4.MINIMUM CESSION:
  $0

5.RESERVES:
  The reinsurance reserve is the reserve on the portion of each rider reinsured hereunder.

6.MONTHLY BENEFIT AMOUNT:
  Minimum:                 .5% of death benefit
  Maximum:                 2% of death benefit

7.MAXIMUM BENEFIT:
  $1,000,000

                                  SCHEDULE A.3
                   ACCELERATED CARE RIDER COVERAGE AND LIMITS
                                    CONTINUED
8.BENEFIT PERIODS:
50 or 100 months as specified in paragraph 1.a. of this Schedule A.3

9.CLAIMS PAYMENTS:
The frequency of computations and of claim payments is monthly.

If the Insured dies during payout period, the Reinsurer will pay its proportional share of the reduced Net Amount at Risk of the face amount of the policy.

If the Insured dies and under the contract the Benefit Recipient would be entitled to a premium refund, the Reinsurer will pay its proportional share of this refund.

                                  SCHEDULE B.3

                         ACCELERATED CARE RIDER PREMIUMS

1.LIFE INSURANCE:

a.Reinsurance Premiums:

i.Accelerated Care Riders: The standard annual premiums per $1,000 reinsured shall be the following percentages of the National Life Insurance Company of Vermont's Accelerated Death Benefit Rider rate tables, using the column titled "Life", attached herto as Exhibit B.3.1.:

YEAR                     Premium
                         Percentage
Year 1
Renewal Years

Reinsurance premium is based upon the rider amount in force, and not the net amount at risk. Reinsurance premium can only be waived while a claim under the rider is active.

The Reinsurer has agreed to the Ceding Company's intention with regard to the reinsurance premiums as described in the March 8, 2000 letter to from Craig A. Smith, which is attached hereto as Exhibit B.3.2.

ii.Waiver of Premium Benefit: The reinsurance premium for the Accelerated Care Rider only will be waived while a claim to the rider is active.

2.AGE BASIS:
Age Nearest Birthday

                                AMENDMENT NO. 11
                             Effective June 1, 2001

                                     to the

             Facultative Yearly Renewable Term Reinsurance Agreement
                             Effective April 1, 1993

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to cede and Reinsurer wishes to reinsure Ceding Company's Non-Qualified Accelerated Care Rider ("ACR") on plans or policies ceded to Reinsurer under the Agreement.

                                    AMENDMENT

The parties hereby agree to amend or modify the Agreement by amending Amendment 10 to include the Ceding Company's Non-Qualified Accelerated Care Rider, which will be sold in California, as follows:

1.Schedule A.3, Paragraph 1.a is hereby amended to include additional policy plans as follows:

      NON-QUALIFIED          PLAN CODE         FORM NUMBER
         VERSION

ACR1 (100 month payout)         124020         7986 (0199)
ACR2 (50 month payout)          124010         7986 (0199)
ACR1 w/NFO                      124120         7987 (0199)
ACR2 w/NFO                      124110         7987 (0199)
Waiver of Premium

Also attached as Exhibit A.3.2, is an Actuarial Memorandum Addendum, which describes the differences between the Qualified and Non-qualified Riders.

2.For clarity, Schedule B.3, Paragraph 1.a.i. shall be amended as follows:

a."Accelerated Care Riders" shall be replaced with "Qualified Accelerated Care Riders".

b.The following language will be inserted after the first paragraph "Non-qualified Accelerated Care Riders: The standard annual premiums per $1,000 reinsured shall be the following percentages of the National Life Insurance Company of Vermont's Accelerated Death Benefit Rider rate tables, using the column titled "Lifetime", attached hereto as Exhibit B.3.3.

3.Except for those additional terms, conditions and modifications contained in this Amendment 11, all other terms and conditions of Amendment 10 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 11 in duplicate on the dates indicated below, with an effective date of June 1, 2001.


NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:
Title:
Date:

By:
Title:
Date:

                                AMENDMENT NO. 12
                             Effective July 1, 2001

                                     to the

             Facultative Yearly Renewable Term Reinsurance Agreement
                             Effective April 1, 1993

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to increase the maximum benefit payable for the Accelerated Benefits Rider;

                                    AMENDMENT

The parties hereby agree to amend or modify the Agreement by amending Amendment 6 to increase the maximum benefit payable for the Accelerated Benefits Rider by the Reinsurer to the Ceding Company from $500,000 to $1,000,000:

1.The second paragraph in Item 2 of Amendment 6 is deleted in its entirety and replaced by the following:

The maximum benefit payable to the Ceding Company under each reinsured policy for claims paid after death of the insured shall be the amount specifically reinsured with the Reinsurer. In the case of accelerated benefits, the maximum benefit payable by the Reinsurer is the lesser of the amount specifically reinsured by the Reinsurer, or $1,000,000. This will be a cumulative limit in the case of repeated partial accelerations.

2.Except for those additional terms, conditions and modifications contained in this Amendment 12, all other terms and conditions of Amendment 6 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 12 in duplicate on the dates indicated below, with an effective date of July 1, 2001.


NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:
Title:
Date:

By:
Title:
Date:

                                    AMENDMENT

                                       To

                            REINSURANCE AGREEMENT(S)

                                     Between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And

The parties agree to the following:

1.Except for the purposes of carrying out this Agreement and as required by law, Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information ("Customer/Claimant Information") provided by Ceding Company to Reinsurer, as such Customer/Claimant Information is defined by the Graham-Leach-Bliley Act and related regulations. Such Customer/Claimant Information shall be shared only with those entities with which Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to Reinsurer's retrocessionaires and Reinsurer's affiliates.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

In witness of the above, Ceding Company and Reinsurer have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of June 30, 2001.

NATIONAL LIFE INSURANCE
COMPANY

By:
Title:
Date:

By:
Title:
Date:

The following reinsurance agreement(s) have been identified as requiring modification to comply with recently adopted privacy/confidentiality legislation.

Ceded By                       ING Re    ING Re    Client        Effective  Treaty      Basis of                 Plans
                               Co. No.  Treaty No. Treaty ID     Date       Type        Reinsurance             Covered
-----------------------------------------------------------------------------------------------------------------------------------
National Life Insurance Company   163     1126     1631126       4/1/1993   Facultative  Yearly         Renewable Term  Single Life
                                                                            products
National Life Insurance Company   163     1322     1631322      10/1/1994   Automatic/   Yearly         Renewable Term  Single Life
                                                                            Facultative                 - Table 4 products

National Life Insurance Company   163     1639     1631639      10/1/1996   Automatic/  Coinsurance     ART products
                                                                            Facultative

National Life Insurance Company   163    11859     1631859       9/1/1997   Automatic/    Yearly        Renewable Term Single
                                                                            Facultative                 Life products
National Life Insurance Company   163     2004    016-2004      12/1/1998   Automatic/    Yearly        Renewable Term COLI -
                                                                            Facultative                 VUL products
National Life Insurance Company   163     2768       N/A         6/1/2001   Automatic/    Yearly        Renewable Term COLI -
                                                                            Facultative                 VUL products


                                AMENDMENT NO. 14
                              Effective May 1, 2000

                                     to the

             Facultative Yearly Renewable Term Reinsurance Agreement
                             Effective April 1, 1993

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And


                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify, the rates for the Ceding Company's Accelerated Care Rider ("ACR") and Non-Qualified Accelerated Care Rider ("ACR") policies under the Agreement.

                                    AMENDMENT

The parties hereby agree to amend or modify the Agreement, by amending Amendment 10 and Amendment 11 to specify that ACR are not issued in connection with Universal Life and Variable Universal Life policies.

1.Schedule A.3, paragraph 1.a. is amended to include the following:

The above plan codes are not issued in connection with the Ceding Company's Universal Life or Variable Universal Life policies.

2.Except for those additional terms, conditions and modifications contained in this Amendment 14, all other terms and conditions of Amendment 10, Amendment 11 and the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 14 in duplicate on the dates indicated below, with an effective date of May 1, 2000.

NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:
Title:
Date:

By:
Title:
Date:

                                AMENDMENT NO. 15
                             Effective June 1, 2002

                                     to the

             Facultative Yearly Renewable Term Reinsurance Agreement
                             Effective April 1, 1993

                                     between

                         NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                       And



                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company wishes to code and Reinsurer wishes to reinsure Ceding Company's Accelerated Care Rider ("ACR") on Universal Life and Variable Universal Life plans or policies ceded to Reinsurer under the Agreement.


                                    AMENDMENT

The parties hereby agree to amend or modify the Agreement by adding the Ceding Company's Accelerated Care Rider, as follows:

1.An Accelerated Care Rider may be added to the Universal Life or Variable Universal Life products covered under this Agreement.

The reinsurance benefit is the Reinsurer's proportionate share of the accelerated death benefit payable under this Agreement. The Accelerated Care Rider payable under this Agreement is the Reinsurer's proportionate share of the ent amount at risk as shown in Article 6 of the Agreement, reduced by the Ceding Company's discount percentage and subject to Ceding Company's cap on the total death benefit payable to the insured. The cap is either a dollar amount or a percentage of the total Accelerated Care Rider. There are no reinsurance premiums for this benefit.

2.Execpt for thos additional terms, conditions and modifications contained in this Amendment 15, all other terms and conditions of the Agreement, including amendments thereto, shall remain unchanged.

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment 15 in duplicate on the dates indicated below, with an effective date of June 1, 2002.

NATIONAL LIFE OF VERMONT
INSURANCE COMPANY

By:
Title:
Date:

By:
Title:
Date: